                                                                    Exhibit 10.4

International Assignment Agreement dated as of February 15, 2001 among Registrant, HW International Holdings, Inc., The News Corporation Limited, Eastrise Profits Limited and IJV Holdings Inc.

                       INTERNATIONAL ASSIGNMENT AGREEMENT

                                 BY AND BETWEEN

                                WEBMD CORPORATION

                                       AND

                         HW INTERNATIONAL HOLDINGS, INC.

                                       AND

                          THE NEWS CORPORATION LIMITED,

                            EASTRISE PROFITS LIMITED

                                       AND

                                IJV HOLDINGS INC.

                       INTERNATIONAL ASSIGNMENT AGREEMENT

         THIS INTERNATIONAL ASSIGNMENT AGREEMENT (the "AGREEMENT"), is dated as of February 15, 2001, by and among WEBMD CORPORATION, a Delaware corporation formerly known as Healtheon/WebMD Corporation ("WEBMD"), and HW INTERNATIONAL HOLDINGS, INC., a Delaware corporation and wholly owned subsidiary of WebMD ("INTERNATIONAL HOLDINGS"), and The News Corporation Limited, a South Australia, Australia corporation ("NEWS CORP"), EASTRISE PROFITS LIMITED, an international business company incorporated under the laws of the British Virgin Islands and controlled through certain intermediaries by News Corp ("Eastrise"), and IJV Holdings Inc., a Delaware corporation ("IJV HOLDINGS") and wholly-owned subsidiary of Fox Entertainment Group, Inc. ("FOX").

                              W I T N E S S E T H:

         WHEREAS, as of December 6, 1999, WebMD, News Corp and Fox entered that certain Master Strategic Alliance Agreement (the "MASTER STRATEGIC ALLIANCE AGREEMENT") pursuant to which they agreed to enter into certain strategic alliances and deliver certain documents;

         WHEREAS, as of January 26, 2000 and as contemplated by the Master Strategic Alliance Agreement, WebMD, Healtheon/WebMD Cable Corporation, a Delaware corporation and wholly-owned subsidiary of WebMD ("WEBMD CABLE"), Healtheon/WebMD Internet Corporation, a Delaware corporation and wholly-owned subsidiary of WebMD ("WEBMD INTERNET," and collectively with WebMD, International Holdings and WebMD Cable, the "WEBMD AFFILIATED ENTITIES"), Fox, Fox Broadcasting Company, a Delaware corporation and a subsidiary of Fox ("FBC"), Eastrise, AHN/FIT Cable, LLC, a Delaware limited liability company owned through certain intermediaries by Fox ("AHN/FIT CABLE"), and AHN/FIT Internet, LLC, a Delaware limited liability company owned through certain intermediaries by Fox ("AHN/FIT INTERNET"), entered into that certain Purchase Agreement (the "PURCHASE AGREEMENT") pursuant to which WebMD agreed to issue 2,000,000 shares of , and 155,951 for an aggregate consideration consisting of
(i) $100 million, (ii) the transfer by AHN/FIT Cable to WebMD Cable of a 50% interest in The Health Network LLC, a Delaware limited liability company ("HEALTH NETWORK"), (iii) the transfer by AHN/FIT Internet to WebMD Internet of a 50% interest in The H/W Health & Fitness LLC, a Delaware limited liability company ("HEALTH & FITNESS"), (iv) $400 million of branding services across the various media owned by News Corp and its affiliates throughout the world pursuant to the Media Services Agreement (as hereinafter defined) and (v) content to be provided by News Corp;

         WHEREAS, as contemplated by the Purchase Agreement and at the direction of Fox, WebMD issued (i) 2,000,000 shares of common stock of WebMD, par value $0.0001 per share (the "COMMON STOCK"), to News America Incorporated ("NEWS AMERICA," and collectively with News Corp, Fox, FBC, Eastrise, AHN/FIT Cable and AHN/FIT Internet, the "NEWS CORP AFFILIATED ENTITIES") and (ii) an aggregate of 155,951 shares of shares of Series A Preferred Stock of WebMD, par value $0.0001 per share (the "PREFERRED STOCK") which are currently held by the following News Corp Entities: 50,433 shares of Preferred Stock are held by Eastrise (the "EASTRISE SHARES") and 105,518 shares of Preferred Stock are held by AHN/FIT Cable;

         WHEREAS, as contemplated by the Master Strategic Alliance Agreement, International Holdings and IJV Holdings formed WebMD International LLC, a Delaware limited liability company ("INTERNATIONAL LLC") and entered into the Operating Agreement of International LLC dated as of January 26, 2000 (the "INTERNATIONAL OPERATING AGREEMENT");

         WHEREAS, International LLC and News America entered into that certain Management Services Agreement dated as of January 26, 2000 (the "INTERNATIONAL MANAGEMENT SERVICES AGREEMENT"), and International LLC and Eastrise entered into that certain WebMD International Media Services Agreement dated as of January 26, 2000 (the "INTERNATIONAL MEDIA SERVICES AGREEMENT");

         WHEREAS, International LLC and The Health Network LLC, a Delaware limited liability company ("HEALTH NETWORK") entered into that certain Trademark License Agreement dated as of January 26, 2000 (the "INTERNATIONAL/HEALTH NETWORK TRADEMARK LICENSE AGREEMENT") and that certain Content License Agreement dated as of January 26, 2000 (the "INTERNATIONAL/HEALTH NETWORK CONTENT LICENSE AGREEMENT");

         WHEREAS, International LLC and The H/W Health & Fitness LLC, a Delaware limited liability company ("HEALTH & FITNESS") entered into that certain Trademark License Agreement dated as of January 26, 2000 (the
"INTERNATIONAL/HEALTH & FITNESS TRADEMARK LICENSE AGREEMENT") and that certain Content License Agreement dated as of January 26, 2000 (the
"INTERNATIONAL/HEALTH & FITNESS CONTENT LICENSE AGREEMENT");

         WHEREAS, on the date hereof, IJV Holdings owns a fifty percent (50%) membership interest (the "INTEREST") in International LLC and International Holdings owns a fifty percent (50%) membership interest in International LLC;

         WHEREAS, as contemplated in the Purchase Agreement, WebMD, Eastrise and Fox entered into that certain Healtheon/WebMD Media Services Agreement dated as of January 26, 2000 (the "MEDIA SERVICES AGREEMENT");

         WHEREAS, on December 29, 2000, WebMD and News Corp entered that certain Letter Agreement (the "LETTER AGREEMENT") pursuant to which they agreed modify or terminate certain of the agreements to which they or their affiliates are party pursuant to definitive agreements to be negotiated and executed by the parties;

         WHEREAS, as contemplated by the Letter Agreement, the parties hereto desire to modify or terminate certain of those agreements as set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   SECTION 1.
                          ASSIGNMENT OF PREFERRED STOCK

         1.1 ASSIGNMENT OF PREFERRED STOCK.(a) On the terms set forth in this Agreement, on the date hereof Eastrise shall transfer, assign, convey and deliver to WebMD the Eastrise Shares free and clear of any and all Liens (as hereinafter defined). In consideration for such transfer, WebMD shall (i) issue and deliver to Eastrise a warrant to purchase 3,000,000 shares of


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

Common Stock, in the form attached hereto as Exhibit A and (ii) execute and deliver the Amendment to the Media Services Agreement attached hereto as Exhibit
B. Eastrise shall deliver one or more stock certificates, accompanied by stock powers, duly executed in blank, to WebMD to effect the transfer of the Eastrise Shares.

                                   SECTION 2.
                           REDEMPTION OF THE INTEREST;
                        TERMINATION OF CERTAIN AGREEMENTS

         2.1 REDEMPTION OF THE INTEREST. On the date hereof and subject to the terms and conditions herein, International LLC and IJV Holdings shall execute and deliver a redemption agreement (the "Redemption Agreement"), in the form attached hereto as Exhibit C.

         2.2      ALLOCATION.

                  (a) For the period from the formation of International LLC through the date hereof, IJV Holdings shall be allocated losses for tax purposes, to the extent available for allocation, of International LLC up to the aggregate amount of its funding to International LLC; any remaining losses and items thereof of International LLC shall be allocated for tax purposes to International Holdings. The parties are not aware of separately allocable items of income or gain of International LLC.

                  (b) Each party shall file, and International Holdings shall cause International LLC to file, all required federal, state, and local income tax returns and related returns and reports in a manner consistent with the provisions of this Section 2.2. In the event a party does not comply with the preceding sentence, the non-complying party shall indemnify and hold the other party wholly and completely harmless from all cost, liability and damage that such other party may incur (including, without limitation, incremental tax liabilities, legal fees, accounting fees and other expenses) as a consequence of such failure to comply. International Holdings, as the Tax Matters Member of International LLC, shall provide a copy of the tax return of International LLC to IJV Holdings.

         2.3 TERMINATION OF PUT RIGHT. Effective as of the date hereof, the "Put Right" (as defined in the International Operating Agreement) shall be, without the need for any further action on the part of any party, terminated and shall be of no further force and effect.

         2.4      TERMINATION OF CERTAIN AGREEMENTS; RELEASE.

                  (a) Effective as of the date hereof, the Master Strategic Alliance Agreement, the Purchase Agreement, International Management Services Agreement, the International Media Services Agreement, the International/Health Network Trademark License Agreement, the International/Health Network Content License Agreement, the International/Health & Fitness Trademark License Agreement, and the International/Health & Fitness Content License Agreement (collectively, the "TERMINATED INTERNATIONAL AGREEMENTS") shall be terminated , with such terminations to be evidences by termination agreements ( each a "TERMINATION AGREEMENT"), each in a form attached hereto as Exhibit D.

                  (b) Effective as of the date hereof, each of WebMD and International Holdings (collectively the "WEBMD PARTIES") hereby fully releases each of News Corp, Eastrise


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

and IJV Holdings (collectively the "NEWS CORP PARTIES") and each of their respective directors, officers, agents, employees, stockholders, attorneys, legal representatives, subsidiaries, successors, assigns and other affiliates from any and all obligations arising out of the ownership and operations of the business of International LLC, including, but not limited to, any obligation under the International Operating Agreement (including any obligation to make capital contributions to International LLC) and obligations under the Terminated International Agreements; provided, however, that nothing contained in this
Section 2.4(b) shall limit the rights the parties may have with respect to a breach of any representation, warranty or covenant set forth in this Agreement.

                  (c) On the date hereof, each of the WebMD Parties and each of the News Corp Parties shall execute and deliver the Release in the form attached hereto as Exhibit E.

                                   SECTION 3.
                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE NEWS CORP PARTIES. The News Corp Parties, jointly and severally, hereby represent and warrant to the WebMD Parties as follows:

                  (a) Each of the News Corp Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby to be performed by it.

                  (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of each of the News Corp Parties. This Agreement constitutes a valid and binding agreement of each of the News Corp Parties enforceable against it in accordance with its terms.

                  (c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof by the News Corp Parties, will (i) violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority (as hereinafter defined), or (ii) violate any provision of the articles of incorporation or bylaws or similar organizational documents of any of the News Corp Parties or violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which any of the News Corp Parties is a party or by which they or any of their property is bound.

                  (d) No permits, registrations, approvals, consents, satisfaction of waiting periods, or waivers thereof of any court or agency of any jurisdiction or Governmental Authority, or of any other Person (as hereinafter defined) whatsoever, are necessary to allow it to consummate the transactions contemplated in this Agreement in compliance with, and not in breach of all applicable orders of any court or governmental or other agency directives, or the provisions of any contract, legal requirement or obligation binding upon it, its business, properties or assets.


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

                  (e) None of the News Corp Parties, nor any of their respective directors, officers, or, to each of their knowledge, any of their respective employees or agents, has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

                  (f) Eastrise is the beneficial owner of the Eastrise Shares, as successor-in-interest to News America, the holder of record, free and clear of all Liens.

         3.2 REPRESENTATIONS AND WARRANTIES OF THE WEBMD PARTIES. The WebMD Parties, jointly and severally, hereby represent and warrant to the News Corp Parties as follows:

                  (a) Each of the WebMD Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby to be performed by it.

                  (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of each of the WebMD Parties. This Agreement constitutes a valid and binding agreement of each of the WebMD Parties enforceable against it in accordance with its terms.

                  (c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof by the WebMD Parties, will (i) violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority (as hereinafter defined), or (ii) violate any provision of the articles of incorporation or bylaws or similar organizational documents of any of the WebMD Parties or violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which any of the WebMD Parties is a party or by which they or any of their property is bound.

                  (d) No permits, registrations, approvals, consents, satisfaction of waiting periods, or waivers thereof of any court or agency of any jurisdiction or Governmental Authority, or of any other Person (as hereinafter defined) whatsoever, are necessary to allow it to consummate the transactions contemplated in this Agreement in compliance with, and not in breach of all applicable orders of any court or governmental or other agency directives, or the provisions of any contract, legal requirement or obligation binding upon it, its business, properties or assets.

                  (e) None of the WebMD Parties, nor any of their respective directors, officers, or, to each of their knowledge, any of their respective employees or agents, has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.


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

                                   SECTION 4.
                                   COVENANTS

         4.1      FURTHER ASSURANCES.

                  (a) Each WebMD Party agrees to take any further action reasonably requested by any of the News Corp Parties to facilitate the consummation of the transactions contemplated by this Agreement. Each WebMD Party shall use its commercial best efforts to obtain promptly all necessary waivers, consents and approvals from any governmental authority or any other person for any exercise by it or by a News Corp Party of their respective rights under this Agreement and to take such other actions after the date hereof as may reasonably be requested by a News Corp Party to effect the purposes of this Agreement.

                  (b) Each News Corp Party agrees to take any further action reasonably requested by any of the WebMD Parties to facilitate the consummation of the transactions contemplated by this Agreement. Each News Corp Party shall use its commercial best efforts to obtain promptly all necessary waivers, consents and approvals from any governmental authority or any other person for any exercise by it or by a WebMD Party of their respective rights under this Agreement and to take such other actions after the date hereof as may reasonably be requested by a WebMD Party to effect the purposes of this Agreement.

                                   SECTION 5.
                                 INDEMNIFICATION

         5.1      INDEMNIFICATION.

                  (a) Each of the WebMD Parties agrees jointly and severally to indemnify each of the News Corp Parties from any and all claims, losses, liabilities, or damages arising out of the ownership and operations of the business of International LLC other than those arising out of the gross negligence or willful misconduct of any News Corp Party; provided, however, that nothing contained in this Section 5.1(a) shall limit the rights the parties may have with respect to a breach of any representation, warranty or covenant set forth in this Agreement.

                  (b) Each of the News Corp Parties shall indemnify, defend and hold harmless each of the WebMD Parties, its Affiliates and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses (as hereinafter defined), to the extent relating to, resulting from or arising out of any breach by any of the News Corp Parties of any of its representations, warranties, covenants or agreements contained in this Agreement.

                  (c) Each of the WebMD Parties shall indemnify, defend and hold harmless each of the New Corp Parties, its Affiliates and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of any breach by any of the WebMD Parties of any of its representations, warranties, covenants or agreements contained in this Agreement.


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

         5.2      DEFENSE OF CLAIMS.

                  (a) If any Indemnitee (as hereinafter defined) receives notice of the assertion or commencement of any Third Party Claim (as hereinafter defined) against such Indemnitee with respect to which an Indemnifying Party (as hereinafter defined) is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but not later than 30 calendar days after receipt of such notice of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which counsel shall be reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

                  (b) If, within ten calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 5.2(a), an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 5.2(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that (i) if the Indemnifying Party does not assume the defense of such Third Party Claim (or fails to notify the Indemnitee that the Indemnifying Party desires to assume such defense as provided herein), (ii) if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, (iii) if the Indemnitee is advised by counsel that the Indemnifying Party has separate or inconsistent defenses to a Third Party Claim that create significant conflicts of interest or (iv) if the Indemnifying Party otherwise consents, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which could lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and which does not contain an unconditional release of the Indemnitee with respect to such Third Party Claim.

                  (c) Notwithstanding any other provision of this Agreement, failure to give timely notice or to include any specified information in any notice as provided in Sections 5.2(a) or 5.2(b) will not affect the rights or obligations of any party hereunder except and only to the extent that as a result of such failure, any party which was entitled to receive such notice was materially prejudiced as a result of such failure.


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

                                   SECTION 6.
                            MISCELLANEOUS PROVISIONS

         6.1 AMENDMENT. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the parties hereto.

         6.2 NON-WAIVER. No waiver by any party hereto of any breach of any term hereof shall be construed as a waiver of any subsequent breach of that term or any other term of the same or different nature.

         6.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and its successors and assigns.

         6.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date delivered by hand or on the third business day after such notice is mailed by registered or certified mail (postage prepaid, return receipt requested), and, pending the designation by written notice of another address, addressed as follows:

                  If to any WebMD Entity:        WebMD Corporation
                                                 River Drive Center 2
                                                 669 River Drive
                                                 Elmwood Park, New Jersey 07407
                                                 Attention: General Counsel
                                                 Facsimile: (970) 879-8746

                           With a copy to:       Alston & Bird LLP
                                                 1211 East Morehead Street
                                                 P.O. Box Drawer 34009
                                                 Charlotte, NC 28234-4009
                                                 Attention: H. Bryan Ives III,
                                                            Esq.

                  If to any News Corp Entity:    The News Corporation Limited
                                                 c/o News America Incorporated
                                                 1211 Avenue of the Americas
                                                 New York, New York 10036
                                                 Attention: Arthur M. Siskind,
                                                            Esq.

                           With a copy to:       Squadron, Ellenoff, Plesent &
                                                   Sheinfeld, LLP
                                                 551 Fifth Avenue
                                                 New York, New York 10176
                                                 Attention: Ira Sheinfeld, Esq.

         6.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.


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

         6.6 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement; provided that this Agreement shall not become effective, and no agreement shall be deemed to exist between the parties hereto with respect to the subject matter hereof, until such counterparts have been executed by each party hereto and delivered to the other parties hereto.

         6.7 HEADINGS. The headings in this Agreement are for convenience of reference only, and shall not affect in any way the meaning, construction or interpretation hereof.

         6.8      CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

                  (a) "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another Person;

                  (b) "Governmental Authority" means any nation or government, any state or other political subdivision thereof and an entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government;

                  (c) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs and expenses, including, without limitation, those related to or resulting from any claim, demand or suit (by any Person), including without limitation the reasonable costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' fees and expert consultant and engineering fees and expenses in connection therewith;

                  (d) "Indemnitee" means any Person entitled to indemnification pursuant to Section 5.2 of this Agreement;

                  (e) "Indemnifying Party" means any Person required to provide indemnification pursuant to Section 5.2 of this Agreement;

                  (f) "Lien" means any liens, claims, charges, pledges, encumbrances, security interests, restrictions or rights of others of any nature whatsoever;

                  (g) "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity; and

                  (h) "Third Party Claim" means any claim, demand, action or proceeding made or brought by any Person (including any governmental entity) who is not a party to this Agreement or an Affiliate of a party to this Agreement.

         6.9 ENTIRE AGREEMENT. This Agreement and the Letter Agreement embody the entire agreement and understanding of the parties hereto and their Affiliates in respect of the subject matter contained herein and merges and supersedes all prior agreements and understandings between the parties with respect to such subject matter. To the extent that this Agreement and the Letter Agreement are inconsistent, this Agreement shall govern.

         6.10 ASSIGNMENT. This Agreement may not be assigned by any party hereto.


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

         6.11 SEVERABILITY. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect; under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

         6.12 EXPENSES. Each party shall bear its own expenses and legal fees (and expenses and disbursements of its legal counsel) incurred on its behalf with respect to this Agreement.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]


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

         IN WITNESS WHEREOF, each of the parties hereto has caused this International Assignment Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.

                                       WEBMD CORPORATION



                                       By: /s/ K. Robert Draughon
                                          -------------------------------------
                                          Name: K. Robert Draughon
                                          Title: Executive Vice President

                                       HW INTERNATIONAL HOLDINGS, INC.



                                       By: /s/ K. Robert Draughon
                                          -------------------------------------
                                          Name: K. Robert Draughon
                                          Title: Executive Vice President

                                       THE NEWS CORPORATION LIMITED



                                       By: /s/ Arthur M. Siskind
                                          -------------------------------------
                                          Name: Arthur M. Siskind
                                          Title: Senior Executive Vice President

                                       EASTRISE PROFITS LIMITED



                                       By: /s/ Lawrence A. Jacobs
                                          -------------------------------------
                                          Name: Lawrence A. Jacobs
                                          Title: Sr. Vice President

                                       IJV HOLDINGS INC.



                                       By: /s/ Lawrence A. Jacobs
                                          -------------------------------------
                                          Name: Lawrence A. Jacobs
                                          Title: Sr. Vice President


                                       11